                                                                    EXHIBIT 10.8




                           PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                 WELLS FARGO BANK, N.A., AS SUCCESSOR TRUSTEE TO
            FIRST INTERSTATE BANK, TRUSTEE OF TRUST NO. 84000012-000

                                    (SELLER)

                                       AND

                          PACIFIC GULF PROPERTIES INC.

                                     (BUYER)

                                   May 7, 1996
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I                  PROPERTY.......................................     1

         1.1      Land....................................................     1
         1.2      Improvements............................................     1
         1.3      Personal Property.......................................     1
         1.4      Service Contracts.......................................     1
         1.5      Leases..................................................     1
         1.6      Intangible Property.....................................     2
         1.7      "Property" and "Real Property" Defined..................     2

ARTICLE II                 PURCHASE PRICE.................................     2

         2.1      Purchase Price..........................................     2
         2.2      Payment of Purchase Price...............................     2
         2.3      Investment of Deposit; Timeliness of Deposit............     3
         2.4      Deposit as Liquidated Damages...........................     3

ARTICLE III                "AS IS" SALE; INSPECTION.......................     4

         3.1      "As-Is" Sale............................................     4
         3.2      Release of Seller.......................................     4

ARTICLE IV                 TITLE TO PROPERTY..............................     9

         4.1      Title...................................................     9
         4.2      Title to Personal Property, Contracts and Leases........     9

ARTICLE V         BUYER'S CONDITIONS TO CLOSING...........................     9

         5.1      Approval of Title.......................................     9
         5.2      Review of Other Matters.................................    10
         5.3      Review of Estoppels.....................................    12
         5.4      Intentionally Omitted...................................    13
         5.5      Compliance by Seller....................................    13
         5.6      No Material Change in the Physical Condition............    13
         5.7      No Litigation...........................................    13
         5.8      New Rent Rolls..........................................    13
         5.9      No Material Adverse Change..............................    13
         5.10     Title Policy............................................    13
         5.11     No Personal Property Liens..............................    13
         5.12     Right To Terminate......................................    13
         5.13     Seller's Representations and Warranties.................    14
         5.14     Satisfaction or Waiver of Condition.....................    14

ARTICLE VI                 SELLER'S CONDITIONS TO CLOSING.................    14

         6.1      Compliance by Buyer.....................................    14

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
ARTICLE VII                CLOSING........................................ 14

         7.1      Deposit with Escrow Holder.............................. 14
         7.2      Closing................................................. 14
         7.3      Delivery by Seller...................................... 15
         7.4      Delivery by Buyer....................................... 15
         7.5      Other Instruments....................................... 16
         7.6      Close of Escrow......................................... 16
         7.7      Prorations and Apportionments........................... 17
         7.8      Computation of Certain Prorations....................... 18
         7.9      Payment of Adjustments to Prorations.................... 18
         7.10     Costs and Expenses...................................... 18
         7.11     Insurance; Utilities.................................... 19

ARTICLE VIII               REPRESENTATIONS, WARRANTIES AND COVENANTS...... 19

         8.1      Buyer's Representations................................. 19
         8.2      Seller's Representations................................ 20
         8.3      Limitation on Liability................................. 21

ARTICLE IX                 POSSESSION..................................... 21

ARTICLE X                  OPERATION OF THE PROPERTY...................... 22

ARTICLE XI                 LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION... 22

         11.1     Damage or Destruction................................... 22
         11.2     Condemnation............................................ 23

ARTICLE XII                MISCELLANEOUS.................................. 24

         12.1     Notices................................................. 24
         12.2     Brokers and Finders..................................... 25
         12.3     Successors and Assigns.................................. 25
         12.4     Amendments.............................................. 26
         12.5     Interpretation.......................................... 26
         12.6     Governing Law........................................... 26
         12.7     Merger of Prior Agreements.............................. 26
         12.8     Attorneys' Fees......................................... 26
         12.9     Time of the Essence..................................... 26
         12.10    Confidentiality......................................... 26
         12.11    No Waiver............................................... 27
         12.12    Further Acts............................................ 27
         12.13    Agreement Not to Benefit Third Parties.................. 27
         12.14    Severability............................................ 27
         12.15    Damages................................................. 27
         12.16    Counterparts............................................ 28
         12.17    Survival of Representations and Warranties.............. 28
         12.18    Form 1099-S............................................. 28

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
                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of ____ day of May, 1996, by and between WELLS FARGO BANK, N.A., AS SUCCESSOR TRUSTEE TO FIRST INTERSTATE BANK, TRUSTEE OF TRUST NO. 84000012-000 ("Seller") and PACIFIC GULF PROPERTIES INC., a corporation ("Buyer"), with reference to the following facts:

         A. Seller is the owner of certain property more particularly described herein.

         B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer such property on the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements herein set forth, and other valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                                    PROPERTY

         Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

         1.1 Land. That certain land (the "Land") described in the form of Grant Deed attached as Exhibit A hereto (the "Deed") and all rights, privileges and easements owned by Seller and appurtenant thereto;

         1.2 Improvements. All improvements and fixtures located on the Land (all of which are collectively referred to as the "Improvements");

         1.3 Personal Property. All items of personal property owned by Seller (together with the "Intangible Property" hereinafter defined (the "Personal Property") described in the form of Bill of Sale attached as Exhibit B hereto (the "Bill of Sale");

         1.4 Service Contracts. Subject to Buyer's review and approval thereof, pursuant to Article V hereof, all of the agreements and contracts (the "Service Contracts") described in the form of Assignment and Assumption of Service Contracts attached as Exhibit C hereto (the "Assignment of Contracts"); and

         1.5 Leases. All of the right, title and interest of Seller as landlord in and to the rental agreements and other leases of space in the Improvements, including any lease guaranties and all security deposits and advance payments of rent, (the "Leases") in effect on the Closing Date pursuant to an assignment in the form of Exhibit D hereto (the "Assignment of Leases").

         1.6 Intangible Property. Any intangible property owned by Seller and used in connection with the Land, Improvements, Personal Property, Service Contracts or Leases, including, without limitation, the right to use all trade names, marks and symbols now used in connection therewith, all utility contracts and other agreements or rights relating to the ownership, use and operation thereof, all warranties and guarantees to the extent assignable for all or any portion thereof, and all governmental permits and approvals relating to the construction, operation, use or occupancy thereof(collectively, the "Intangible Property"), pursuant to an assignment in the form of Exhibit G hereto (the "Assignment of Intangibles").

         1.7 "Property" and "Real Property" Defined. All of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 above are hereinafter collectively referred to as the ("Property"). The items described in Sections 1.1, 1.2 and
1.5 are hereinafter referred to as (the "Real Property").

                                   ARTICLE II

                                 PURCHASE PRICE

         2.1 Purchase Price. The purchase price (the "Purchase Price") for the Property shall be the sum of $3,550,000.00.

         2.2 Payment of Purchase Price. The Purchase Price shall be paid as follows:

             (a) Immediately upon the execution and delivery of this Agreement, Buyer shall deliver to

                 Chicago Title Insurance Company
                 16969 Von Karmen
                 Irvine, CA 92714
                 Attn: Joy Eaton
                 Telephone:  (714) 263-0126
                 Facsimile:  (714) 263-0344

                 Escrow No: NE 154286

("Escrow Holder"), the sum of $50,000.00 as a deposit towards the Purchase Price (the "Deposit"). Buyer and Seller acknowledge that Escrow Holder has been selected by Buyer. Such amount shall be paid by wire transfer or cashier's or certified check drawn upon a bank whose main office is within the continental United States.

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
             (b) On the Closing Date, a sum equal to the Purchase Price, adjusted by prorations and costs of escrow as provided in Sections 7.7, 7.8, 7.9 and 7.10 will be paid by Buyer by wire transfer into escrow in immediately available Federal funds as set forth in Section 7.6. Said sum shall include the Deposit.

         2.3 Investment of Deposit; Timeliness of Deposit. The Deposit shall be invested in accordance with instructions from Buyer. All interest on the Deposit shall accrue for the benefit of Buyer except that on and after the Closing Date (as defined in Section 7.2), or on and after a termination of this Agreement due to Buyer's default, all further interest on the Deposit shall accrue for the benefit of Seller. The failure of Buyer to timely deliver any Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately.

         2.4 Deposit as Liquidated Damages. FROM AND AFTER THE DATE HEREOF, IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE TO A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF AFTER A TERMINATION OF THIS AGREEMENT DUE TO BUYER'S DEFAULT) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS
SECTION 2.4 BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THE CLOSING (AS DEFINED IN SECTION 7.2 HEREIN) DOES NOT OCCUR AS A RESULT OF BUYER'S DEFAULT AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION
2.4 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO
(A) THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT, OR (B) THIRD PARTY CLAIMS. IN ADDITION, (i) THE DEFAULTING PARTY SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES, AND (ii) BUYER SHALL PAY ALL SURVEY COSTS. BY THEIR SEPARATELY EXECUTING THIS SECTION 2.4 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

                                            Wells Fargo Bank, N.A., As Successor
                                            Trustee To First Interstate Bank,
                                            Trustee Of Trust No. 84000012-000

                                            By:_________________________________

                                            Title:______________________________

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                                            Pacific Gulf Properties Inc., a
                                            corporation

                                            By:_________________________________

                                            Title:______________________________

                                   ARTICLE III

                            "AS IS" SALE; INSPECTION

         3.1 "As-Is" Sale. Buyer acknowledges that prior to the "Close of Escrow", it or its agents will have inspected the Property and observed the physical characteristics and condition of the Property. Except as set forth in this Agreement, and except for any breach of an express representation or warranty set forth herein, and except for any breach of an express representation or warranty set forth herein, upon acceptance of the delivery of the Deed Buyer shall be deemed to have waived (with respect to Seller) any and all defects in the physical characteristics and condition of the Property. Buyer further acknowledges that, except as expressly set forth herein, neither Seller nor any of Seller's employees, agents, representatives or contractors have made any representations, warranties or agreements, express or implied, by or on behalf of Seller as to any matters concerning the Property including, without limitation, compliance with any laws, rules or regulations including seismic regulations e.g., building structural and interior improvements, energy conservation, e.g., Title 24, or employee access, e.g., The Americans With Disability Acts. Buyer acknowledges and agrees that, except as expressly set forth herein, the Property is to be purchased, conveyed and accepted by Buyer in its present condition "AS IS" and that, except as expressly set forth herein, no patent or latent defect in condition of the Property, whether or not known or discovered, shall affect the rights of either party hereto. Any documents furnished to Buyer by Seller relating to the Property, including, without limitation, maps, surveys and other information shall be deemed furnished as a courtesy to Buyer but without warranty from Seller, except as expressly set forth herein. All work done in connection with preparing the Property for the uses intended by Buyer including any and all fees, studies, reports, approvals, plans, surveys, permits, and any expenses whatsoever necessary or desirable in connection with Buyer's acquiring, developing, using and/or operating the Property shall be obtained and paid for by, and shall be the sole responsibility of Buyer.

         3.2 Release of Seller. Buyer hereby irrevocably and unconditionally releases and forever discharges Seller, both in its capacity as Trustee of Trust No. 84000012-000 (the "Trust") and otherwise, the Trust, its trustors, and each of their respective predecessors (but not, unaffiliated predecessors in title except as set forth above), and their respective officers, directors, employees, agents, and contractors, successors, assigns, executors and administrators, agents, employees, representatives, attorneys, affiliates and all persons acting by, through, under or in concert with any of them (the "Releasees") from all obligations, liabilities, claims, demands, damages, judgments, losses, costs, and expenses, including attorneys' fees, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which the claimant now has, owns or holds, or claims to have, own or hold, or at any time heretofore had owned, held, or claimed to have had, owned or held, against the Releasees (collectively "Claims"), arising out of or related to (i) the physical condition of the Property, including, without limitation, the presence, generation, treatment or disposition of Hazardous Materials (hereinafter defined in this Section 3.2) on, under or at the Property or any part thereof; (ii) any governmental laws and regulations, including, but not limited to, Environmental Laws (hereinafter defined) zoning and land use laws and regulations to which the Property may be subject; and (iii) Buyer's contemplated use and/or development of the Property. "Claims" shall not include any damages, liabilities or losses that Buyer incurs as a result of Seller's failure to disclose any matter that Seller is obligated to disclose pursuant to the terms hereof.

         Without limiting the generality of the foregoing, each party specifically releases the other party from any liabilities, obligations and responsibilities of any kind with respect to the following:

         (i) The content or accuracy of any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof;

         (ii) The content or accuracy of any information released to Buyer by an engineer or planner in connection with the, development of the Property;

         (iii) The availability of building or other permits or approvals for the Property by any state or local governmental bodies with jurisdiction over the Property;

         (iv) Any of the items delivered to Buyer pursuant to Buyer's review of the condition of the Property, other than Seller's Documents that have been prepared by Seller; and

         (v) The content or accuracy of any other development or construction cost, projection, financial or marketing analysis or other information given to Buyer by Seller or reviewed by Buyer with respect to the Property.

         BUYER EXPRESSLY WAIVES ANY OF ITS RIGHTS GRANTED UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES

NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OR EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         As used herein, the term "Hazardous Materials" shall include any substance, chemical or mixture which is (or which contains any substance, chemical, compound, or mixture which is):

         (i) a "Hazardous Substance," "Hazardous Material, "Hazardous Waste," or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. section 1801, et seq. or the Solid Waste Disposal Act, 42 U.S.C. section 6901, et seq., including any regulations promulgated thereunder as any of the foregoing may be amended;

         (ii)   an "Acutely Hazardous Waste," "Extremely Hazardous Waste", under section 25110.02, 25115, 25117 or 25122.7 of the California Health and Safety Code, or is listed pursuant to section 25140 of the California Health and Safety Code, as any of the foregoing may be amended;

         (iii) a "Hazardous Material", "Hazardous Substance" or "Hazardous Waste" under section 25281, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;

         (iv) "Oil" or a "Hazardous Substance" under section 311 of the Federal Water Pollution Control Act, 33 U.S.C. section 1321, as may be amended, as well as any other hydrocarbonic substance, fraction, distillate or by-product;

         (v) defined, identified or listed as an "Acutely Hazardous Waste," "Extremely Hazardous Material", "Extremely Hazardous Water", "Hazardous Constituents", or "Toxic Waste" pursuant to Division 4.5, Chapters 10 or 11 of Title 22 of the California Code of Regulations, as may be amended;

         (vi) listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;

         (vii)  a "Biohazardous Waste", "Medical Waste", or "Mixed Waste" under
Section 25020.5, 25023.2 of the California Health and Safety Code, as may be amended;

         (viii) a material which, due to its characteristics or interaction with one or more other substances, wastes, chemicals, compounds or mixtures, damages or threatens to damage health, safety, or the environment or is required by any law or public entity to be remediated, including remediation which such law or public agency requires in order for the property to be put to any lawful purpose;

         (ix) regulated by any other federal, state or local statute, ordinance, code, rule, regulations, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, or asbestos, as now or at any time hereinafter in effect or any other hazardous, toxic or dangerous waste, substance or material; or

         (x) hazardous, toxic, ignitable, radioactive, corrosive, or reactive and which is regulated by any public entity or under any law.

         As used herein, the term "Environmental Laws" shall mean any and all present and future federal, state and local law (whether under common law, statute, rule, ordinance, agreement, regulation or otherwise), requirement under any permit issued with respect thereto, and other requirements of Agencies having jurisdiction thereunder relating to the protection of human health or the environment, or the Hazardous Materials including, without limitation, the use, handling, transportation, production, disposal, treatment, discharge or storage thereof, including (without limitation) the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136, et seq.; [sic] the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; Federal Asbestos Hazard Emergency Response Act, 15 U.S.C. Sections 2641 et seq.; California Health & Safety Code
Section 25915 et seq. (the "Connelly Act"); California. Health & Safety Code
Section 25359.7; California Health & Safety Code Sections 2595 et seq.; California Labor Code Sections 6501.5 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601, et seq.), as heretofore or hereafter amended; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. the. Federal Water Pollution Prevention and Control Act, 33 U.S.C. Sections 1251 et seq.; the California Hazardous Waste Control Act, Health & Safety Code Sections 25100 et seq.; the California Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq.; the California Safe Drinking Water and Toxic Enforcement Act, California Health & Safety Code Sections 25249.5, et seq. ("Proposition 65"); the California Hazardous Waste Management Act, California Health & Safety Code Sections 25170.1 et seq.; the California Health & Safety Code Sections 25501 et seq. (Hazardous Materials Response Plans and Inventory); the California Porter- Cologne Water Control Act, Water Code Sections 13,000 et seq.; the California Health & Safety Code Sections 25280, et seq. (Underground Storage of Hazardous Substances), the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Sections 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1321; 42 U.S.C. Sections 7401 et seq. (the "Clean Air Act") and Title 22 of the California Code of Regulations.

         3.3 Inspection. Seller hereby grants to Buyer and its representatives (including architects, surveyors and engineers) a license to enter upon, survey and conduct non-invasive inspections of the Property, but such inspections and tests shall not damage the Property in any respect and shall be conducted only after giving 24 hours prior notice to Seller and providing evidence satisfactory to Seller of the availability of adequate public liability and other insurance. Any entry by Buyer onto the Property shall be subject to and conducted in accordance with any leases affecting the Property and in such a manner as to minimize interference with the operation and occupancy of the Property. Buyer shall promptly restore the Property to its condition prior to any such inspections and/or tests. Seller reserves the right to accompany Buyer during any inspection of the Property. To the extent permitted by law, Buyer shall protect, defend and indemnify Seller and hold Seller harmless against any and all liability, claims, loss, cost, damage or expense (including attorneys, fees) which Seller may sustain or incur by reason of or in connection with any such entry, inspections or tests. If this Agreement is terminated, Buyer shall deliver to Seller, and Seller shall reimburse Buyer for the cost thereof, the results and copies of any and all surveys, reports, tests or studies made by or for Buyer with respect to the Property. Seller and Buyer agrees that prior to the Closing, Seller shall make all legally required notifications to government agencies concerning the Property and Buyer will not disclose information concerning the Property to government agencies or public officials except to the extent legally required to do so or reasonably necessary for Buyer to conduct its investigation of the Property or if required by judicial order or in connection with an enforceable request for information from a government agency. If Buyer, its agents, representatives or employees intend to drill boring holes, undertake any disturbance of the soil or conduct any tests which in Seller's judgment are or may be destructive, Buyer shall be permitted to do so only in accordance with a license agreement executed by and in form and substance satisfactory to Buyer and Seller.

         3.4 Permits and Entitlements. Buyer acknowledges that it is responsible for obtaining all permits, approvals, zone clearance certificates or other authorizations or entitlements required by any federal, state or local government for Buyer's use of the Property.

         3.5 Exculpatory Clause. It is understood and agreed between the parties hereto that Wells Fargo Bank, N.A., is entering into this sale solely in its fiduciary capacity as Trustee and not in its individual or corporate capacity. Buyer acknowledges and agrees that any claims Buyer may have that arise out of this transaction shall be claims solely against the Trust estate represented herein, and hot against Wells Fargo Bank, N.A. except in its capacity as trustee of the Trust.

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
                                   ARTICLE IV

                                TITLE TO PROPERTY

         4.1 Title. At the Closing, Seller shall convey to Buyer fee simple title to the Land and the Improvements, by execution and delivery of the Deed. Evidence of delivery of fee simple title shall be the issuance by Chicago Title Insurance Company (the "Title Company") of an ALTA Extended Coverage Owner's Policy of Title Insurance Form B, rev. 10/17/70, with Endorsement Form 1 coverage) with liability in the amount of the Purchase Price (the "Title Policy"), insuring fee simple title to the Land and the Improvements in Buyer, subject only to those exceptions to title approved by Buyer pursuant to Section
5.1 below. The Title Policy shall provide full coverage against mechanics, and materialmen's liens and shall contain, to the extent required by Buyer, the CLTA 100 (modified for an owner), 101.4, 103.7, 116, 116.1, 116.4, 116.7 and such other special endorsements as Buyer may reasonably require, including, without limitation, any endorsements required to cure any title objection pursuant to
Section 5.1 below.

         4.2 Title to Personal Property, Contracts and Leases. At the Closing, Seller shall transfer all of its right, title and interest in and to (a) the Personal Property pursuant to the Bill of Sale, (b) the Service Contracts pursuant to the Assignment of Contracts, and (c) the Leases pursuant to the Assignment of Leases, and (d) the Intangible Property pursuant to the Assignment of Intangibles.

                                    ARTICLE V

                          BUYER'S CONDITIONS TO CLOSING

         The following conditions are conditions precedent to Buyer's obligation to purchase the Property, each of which may be waived by Buyer in writing in its sole discretion:

         5.1 Approval of Title. Buyer shall have until the 30th day after the date of this Agreement (the "Approval Date") to review and approve the following:

             (a) a current preliminary ALTA title report on the Real Property (the "Preliminary Report"), accompanied by copies of all documents referred to in the report other than encumbrances to be discharged by Seller on or before the Closing;

             (b) copies of the most recent property tax bills and assignments for the Property; and

             (c) an ALTA/ACSM "Urban" survey of the Real Property by licensed surveyor or engineer hired by Buyer.

             Seller will cause to be delivered to Buyer a CLTA preliminary report, together with copies of title exceptions shown in Schedule B thereto, within 3 business days of the date of this Agreement. Buyer shall notify Seller as of the Approval Date what exceptions to title, if any, will not be accepted by Buyer. Buyer's approval or disapproval shall be in Buyer's sole and absolute discretion. In addition, anything contained herein to the contrary notwithstanding and notwithstanding any failure by Buyer to object thereto, except for real estate taxes and assessment not yet due or payable, Seller shall cause all mortgages, deeds of trust and other monetary encumbrances other than special assessments, including without limitation all mechanics' liens, to be released and reconvened from the Property on or prior to the Closing. If Buyer fails to notify Seller of its disapproval of any of the aforesaid items by the Approval Date, Buyer shall be deemed to have approved the condition of title to the Real Property. If Buyer objects to any exceptions to title, Seller shall have five (5) days after receipt of Buyer's objections to notify Buyer: (i) that Seller will remove any objectionable exceptions from title and provide Buyer with evidence reasonably satisfactory to Buyer of such removal, or provide Buyer with evidence reasonably satisfactory to Buyer that said exceptions will be removed on or before the Closing (in either of which event, Seller may extend the Closing Date for such period as shall be required to effect such cure, but not beyond thirty (30) days); or (ii) that Seller elects not to cause such exceptions to be removed. Except for monetary encumbrances which Seller is obligated to cause to be released and reconveyed, and subject in any event to Buyer's reasonable approval, the procurement by Seller of a commitment for the issuance of the Title Policy or an endorsement thereto insuring Buyer against any title exception which was disapproved pursuant to this Section 5.1 shall be deemed a cure by Seller of such disapproval. If Seller gives Buyer notice under clause (ii), Buyer shall have three (3) days in which to notify Seller that Buyer will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Buyer will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be. returned to Buyer and each party shall bear its own costs incurred hereunder. If Buyer shall fail to notify Seller of its election within said three-day period, Buyer shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions.

         5.2 Review of Other Matters. Buyer shall have until the Approval Date to review and approve the physical condition of the Property, as determined by inspections and tests performed by Buyer and its consultants in accordance with
Section 3.2 herein, to review and approve Seller's Documents, and to review and approve any and all other aspects of the Property, its ownership, use and operation. Within 3 business days of the date of this Agreement. Seller shall provide Buyer with the following documents relating to the ownership, operation and management of the Property in accordance with this Section 5.2. Seller shall make available for inspection by Buyer its files, and the files of its property manager at the offices of its property manager, Moreland Management, located at 444 S. Flower, Suite 500, Los Angeles, CA, 90017, relating to the ownership, operation and management of the Property including, without limitation, to the extent existent, annual statements of operations for the Property for 1994, 1995 and year-to-date, the current year's budget, the Leases, a detailed rent roll (the "Rent Roll"), the Service Contracts, maintenance records, an inventory of all furnishings, fixtures, equipment and other personal property constituting a part of the Property, certificates of occupancy, variances and use permits, (the "Building Permits"), architectural renderings, "as-built" plans and specifications, engineering plans, environmental studies and reports, floor plans and other similar plans, diagrams and studies, if any, all presently effective warranties or guaranties from any contractors, suppliers, or servicemen in connection with any of the Property, insurance claims history for the 3 most current years and the year-to-date, and a list of any deposits or bonds posted by Seller with utility providers, governmental agencies or others in connection with the Property (the "Sellers Deposits") (but excluding therefrom, at Seller's option, any valuations, business plans, projections prepared by or for Seller and any internal memoranda or other confidential communications). Buyer shall have the right upon reasonable notice to Seller and at Buyer's cost, to audit Seller's records of income and expenses for the Property for these time periods. Seller shall permit Buyer to use the photocopy equipment located at its offices and the offices of its property manager, if any, in connection with Buyer's review of such files. In addition, during the Investigation Period, Seller shall provide. Buyer with reasonable access to Gail Dennis, Asset Manager, an employee of Seller, Seller's consultants who have prepared reports relating to the Property and to the property manager for the Property to obtain information that may be in their files. All documents and information reviewed or obtained by Buyer from Seller or any of its affiliates and subsidiaries and any of their respective officers, directors, participants, employees, contractors, consultants, representatives, property management companies and agents (the "Seller's Representatives") relating to the Property are hereinafter collectively referred to as the "Seller's Documents". Buyer acknowledges that the Seller's Documents may not constitute all documents in the actual or constructive possession of Seller, though Seller shall make a diligent search for its files, documents and records that relate to the ownership, operation and management of the Property. Seller's Documents shall, however, include a current rent roll for the Property, copies of leases, service contracts, permits and other governmental approvals in Seller's possession and any recent reports of the condition of the Property. Buyer shall confirm its receipt of copies of

Seller's Documents by executing and delivering to Seller a written receipt therefor. Providing Buyer with access to Seller's Documents is solely an accommodation to Buyer and shall not create or give rise to any liability of, or against, Seller and/or any of Seller's Representatives, except as expressly set forth herein. Documents or other information relating to the Property or the matters set forth in Seller's Documents may be located in files in a number of other locations maintained by. Seller and/or Seller's Representatives, and Seller shall make good faith efforts to locate and assemble, at the offices located above, all of Seller's Documents located by Seller. Other than as set forth in Section 8.2(d), Buyer acknowledges and agrees that Seller's Documents are provided without any representation or warranty of Seller or any of Seller's Representatives, of any kind, either express or implied. Without limiting the foregoing, other than with respect to those of Seller's Documents that have been prepared by Seller in connection with the transaction contemplated by this Agreement, (a) neither Seller nor any of Seller's Representatives have reviewed Seller's Documents for completeness or accuracy, (b) Buyer acknowledges that Seller's Documents may be incomplete or inaccurate, and (c) neither Seller nor any of Seller's Representatives represents or warrants the accuracy or completeness of Seller's Documents or any matter contained therein, other than with respect to Leases or Contracts entered into by Seller which are to be assigned to Buyer.

             If Buyer fails to notify Seller as of Approval Date that Buyer disapproves of the physical condition of the Property or of any of the items specified above, or any other aspect of the Property, Buyer shall be deemed to have approved the same. if Buyer disapproves any item, then this Agreement shall be terminated and neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Buyer and each party shall bear its own costs incurred hereunder. Buyer's approval or disapproval shall be in Buyer's sole and absolute discretion.

         5.3 Review of Estoppels. Seller shall deliver to each tenant of the property an estoppel certificate in the form of Exhibit E attached hereto (the "Estoppel Certificates"), and shall request that the tenants complete and sign the Estoppel Certificates and return them to Seller. Seller shall deliver copies of the completed Estoppel Certificates to Buyer as Seller receives them. In the event that either (i) Seller fails to deliver an Estoppel Certificate for each tenant of the Property, or (ii) Buyer in its sole and absolute discretion disapproves any Estoppel Certificate, Buyer shall have until 10:00 A.M. on the day prior to the Closing Date to terminate this Agreement by written notice to Seller. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Buyer and each party shall bear its own costs incurred hereunder.

         5.4  Intentionally Omitted.

         5.5 Compliance by Seller. Seller shall have complied with each and every condition of this Agreement to be kept or complied with by Seller.

         5.6 No Material Change in the Physical Condition. The physical condition of the Property shall be substantially the same on the Closing Date as on the date of Buyer's execution of this Agreement, reasonable wear and tear and loss by casualty (subject to the provisions of Section below) excepted.

         5.7 No Litigation. As of the Closing Date, there shall be no litigation or administrative agency or other governmental proceeding, pending or threatened, which after Closing would materially adversely affect the Property or the ownership, use or operation thereof.

         5.8 New Rent Rolls. Seller shall have provided Buyer with an updated Rent Roll three (3) business days prior to Closing, which updated Rent Roll must not indicate any material adverse change from the Rent Roll last approved by Buyer. Seller shall specifically identify any changes from the most recently approved Rent Rolls and Buyer shall have performed a closing audit which confirms the updated Rent Roll.

         5.9 No Material Adverse Change. There shall have been no material adverse change in or addition to the information or items reviewed and approved by Buyer prior to the Approval Date.

         5.10 Title Policy. The issuance of the Title Policy.

         5.11 No Personal Property Liens. Receipt by Buyer of a Certificate from the California Secretary of State indicating that, as of the Closing Date, there are no filings against Seller under the California Uniform Commercial Code which would be a lien on any of the Personal Property (other than any filings as to which Buyer is given satisfactory evidence that such filings are being released as the Closing).

         5.12 Right To Terminate. To induce Buyer to enter into this Agreement and to expend the time and resources necessary to evaluate the Property and possibly forego other opportunities while doing so, Seller hereby grants to Buyer the rights to terminate this Agreement provided herein. Such expenditures of time and resources and possible loss of opportunity by Buyer constitute adequate consideration for Seller's remaining bound by this Agreement notwithstanding such termination rights in Buyer. If this Agreement is terminated pursuant to the provisions of this Article V, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Buyer and each party shall bear its own costs incurred hereunder.

         5.13 Seller's Representations and Warranties. All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

         5.14 Satisfaction or Waiver of Condition. In the event that this Agreement is not terminated pursuant to the terms of this Article V, in the event of a default hereunder by Buyer, the Deposit shall be non-refundable to Buyer and shall belong to Seller as liquidated damages pursuant to Section 2.4.

                                   ARTICLE VI

                         SELLER'S CONDITIONS TO CLOSING

         The following conditions are conditions precedent to Seller's obligation to sell the Property:

         6.1 Compliance by Buyer. Buyer shall have complied with each and every condition of this Agreement to be kept or complied with by Buyer.

                                   ARTICLE VII

                                     CLOSING

         7.1 Deposit with Escrow Holder. This instrument shall serve as the instructions to Escrow Holder with respect to the Deposit. Seller and Buyer agree (i) to cause the Escrow Holder to comply with the terms of this Agreement with respect to the Deposit, and (ii) to execute such additional and supplementary escrow instructions as may be reasonably appropriate to enable the Escrow Holder to comply with the terms of this Agreement.

         7.2 Closing. The closing hereunder (the "Closing") shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company. The execution and exchange of documents shall take place at the Closing on the 14th day after the end of the Approval Period, subject to the recording of documents and disbursement of funds on the following business day (the "Closing Date"). All documents shall be deemed delivered on the date the Deed is recorded. The Closing may occur on such earlier date as Buyer and Seller may agree but such dates may not be extended without the written approval of both Seller and Buyer, except as otherwise expressly provided herein. To the extent possible, the Closing may be effected by mail.

         7.3 Delivery by Seller. At the Closing, Seller shall deliver the following to Escrow Holder:

             (a) The Deed, duly executed and acknowledged by Seller, in recordable form, and ready for recordation on the Closing Date;

             (b) Four (4) counterparts of the Bill of Sale, duly executed by Seller;

             (c) The Service Contracts and four (4) counterparts of the Assignment of Contracts, duly executed by Seller;

             (d) The Leases, the Tenant files and five (5) counterparts of the Assignment Leases duly executed and acknowledged by Seller in recordable form and ready for recordation on the Closing Date;

             (e) Notices to the tenants of the Property in the form of Exhibit F hereto (the "Tenant Notices") duly executed by Seller;

             (f) An affidavit executed by Seller which satisfies the requirements of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and a California FTB Form 590 executed by Seller (the "Transferor Certificates"); and

             (g) Four (4) counterparts of the Assignment of Intangibles, duly executed by Seller;

             (h) Originals of the Building Permits if in Seller's possession;

             (i) All keys to the Property; and

             (j) Any other documents or instruments called for hereunder which have not previously been delivered.

             Notwithstanding anything to the contrary elsewhere in this Agreement, Buyer, in its sole discretion, may waive Seller's obligation to deliver at the Closing any of the items described above in this Section 7.3, but such waiver shall only be effective if it is in writing, executed by Buyer, and delivered to Seller at or prior to the Closing.

         7.4 Delivery by Buyer. On or before the Closing Date, Buyer shall deliver to Escrow Holder the Purchase Price, as adjusted pursuant to Sections 7.6, 7.7, 7.8 and 7.9 to close escrow. Prior to the Closing Date, Buyer shall further deposit with Escrow Holder the following:

             (a) Four (4) counterparts of the Bill of Sale, duly executed by Buyer;

             (b) Four (4) counterparts of the Assignment of Contracts, duly executed by Buyer;

             (c) Five (5) counterparts of the Assignment of Leases duly executed and acknowledged by Buyer, in recordable form and ready for recordation on the Closing Date;

             (d) Four (4) counterparts of the Assignment of Intangibles duly executed by Buyer;

             (e) Intentionally omitted; and

             (f) Any other documents or instruments called for hereunder which have not been previously delivered.

         Notwithstanding anything to the contrary elsewhere in this Agreement, Seller, in its sole discretion, may waive Buyer's obligation to deliver at the Closing any of the items described above in this Section 7.3, but such waiver shall only be effective if it is in writing, executed by Seller, and delivered to Buyer at or prior to the Closing.

         7.5 Other Instruments. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

         7.6 Close of Escrow. Provided that Buyer and Seller deliver to Escrow Holder the documents and funds described in Sections 7.3, 7.4 and 7.5 hereof, and further provided that the Title Company has issued or is unconditionally and irrevocably committed to issue to Buyer the Title Policy, the parties shall instruct Escrow Holder at 8:00 a.m. on the Closing Date to:

             (a) Deliver the Purchase Price (adjusted by prorations and costs of escrow as set forth herein) to Seller by wire transfer to the bank account or accounts to be designated by Seller, and advise Seller by telephone of the Federal Reserve System wire transfer number or numbers;

             (b) Record the Deed and the Assignment of Leases with the Los Angeles County Recorder;

             (c) Assemble and deliver two (2) fully executed counterparts of the Bill of Sale, the Assignment of contracts and the Assignment of Leases and the Assignment of Intangibles to both Buyer and Seller; and

             (d) Deliver the Tenant Notices and a conformed copy of the Deed to Buyer.

         7.7 Prorations and Apportionments.

             (a) All revenues and all expenses of the Property shall be prorated and apportioned as of 12:01 a.m. on the Closing Date, so that Seller bears all expenses with respect to the Property and shall have the benefit of all income with respect to the Property through and including the period preceding the Closing Date. Any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after Closing or as soon thereafter as the precise amounts can be ascertained. A statement setting forth such agreed prorations shall be delivered to Escrow Holder. Escrow Holder shall not be required to calculate any prorations.

             (b) Prepaid rents under the Leases shall be credited to Buyer. With respect to any rent arrearages existing at Closing, after Closing, Buyer shall pay to Seller any rent actually collected which is applicable to the period preceding the Closing Date; provided, however, that all rent collected by Buyer shall be applied first to all unpaid rent accruing after the Closing Date, and then to unpaid rent accruing prior to the Closing Date. Buyer shall make a reasonable attempt to recover any rent arrearages; provided, that Buyer shall not be obligated to commence legal action or incur any expense in doing so. Seller shall be entitled to sue, but not evict, to collect any pre-closing delinquent rent following the Closing.

             (c) Expenses to be prorated shall include taxes (including personal property taxes on Personal Property), water rates and sewer rents, if any, payments under any service contracts assumed by Buyer, gas, electricity and other utility charges, any unfixed meter charges (apportioned on the basis of the last meter reading), license and permit fees and other. expenses customarily prorated.

             (d) Buyer shall be entitled to a credit against the Purchase Price for any unpaid commissions and tenant improvement costs incurred in connection with any Lease executed on or before the date of this Agreement that are or will become due and payable after the Closing. With respect to unpaid commissions or costs due after the Closing but incurred in connection with any lease executed after the date of this Agreement and prior to Closing and which has been approved by Buyer pursuant to Article X, such commissions and costs shall be prorated between Buyer and Seller based on the percentage of the lease term which extends beyond the Closing and the percentage of the lease term that is prior to the Closing, respectively, in each case without including any unexercised rights of renewal or extension.

        7.8 Computation of Certain Prorations.

             (a) Final proration of percentage rents, operating cost pass-throughs, additional rents, rent escalations and similar apportionable items which are dependent for their calculation upon the economic performance of the Property (or a portion thereof) over a specified interval of time shall be accomplished as follows: the parties shall await the expiration of the specified interval to determine the gross rents, gross receipts and other economic performance over the entire interval and then prorate the item by allocating to Seller the product of the rents or other similar apportionable item for the entire interval multiplied by a fraction, the numerator of which is the number of days within the specified interval which occur before the Closing Date and the denominator of which is the number of days in the specified interval. The amount so payable to Seller shall be decreased by any estimated payments previously received on account thereof, and Seller shall pay to Buyer any amount by which such estimated payments exceed the amount allocated to Seller.

             (b) Expenses incurred in connection with a particular tenant of the Property and for which payment or reimbursement from such tenant is due shall not be prorated hereunder. Buyer shall accept title subject to any of such unpaid expenses and Buyer shall look solely to the tenant responsible therefor for the of same. If Seller shall have paid any of such expenses on behalf of any tenant and Seller shall not have been reimbursed therefor by the time of Closing, then Buyer shall pay to Seller any expenses actually collected which are due Seller; provided, however, that all expenses collected by Buyer shall be applied first to all such amounts due Buyer accruing after the Closing Date, and then to unpaid expenses due Seller accruing prior to the Closing Date. Buyer shall make a reasonable attempt to recover any expense arrearages; provided, that Buyer shall not be obligated to commence legal action or incur any expense in doing so. Seller shall be entitled to sue, but not evict, to collect any pre-closing delinquent expenses following the Closing.

        7.9 Payment of Adjustments to Prorations. Either party owing the other party a sum of money based on adjustments made to prorations after the Closing Date shall promptly pay that sum to the other party, together with interest thereon at the rate of the prime rate established by Wells Fargo Bank, N.A., plus two percent (2%) per annum (but in no event greater than the maximum rate then permitted by law to be contracted for by the parties) from the date of demand therefor to the date of payment, if payment is not made within ten (10) days after delivery of a statement therefor.

        7.10 Costs and Expenses. Buyer shall receive a credit against the Purchase Price for the total sum of all security deposits under all Leases, including any interest earned thereon. Seller shall pay the premium for the Title Policy (to the extent it does not exceed the cost of a CLTA policy) and any documentary transfer taxes. Buyer shall pay for all of its own costs of surveying and inspecting the Property, fees and costs related to any financing obtained by Buyer in connection with the purchase, the cost of any transfer taxes (other than documentary transfer taxes) applicable to the sale and the premium for the Title Policy to the extent it exceeds the cost of a CLTA policy and the cost of all endorsements to the Title Policy. Except as set forth in Section 2.4 herein, Buyer and Seller shall share equally all recording and filing charges, the Escrow Holder's fee, and all other costs and charges of the escrow for the sale; provided, however that Buyer and Seller shall each pay their own legal (including attorneys fees and costs) and accounting fees.

        7.11 Insurance; Utilities. Buyer acknowledges that Seller will cause its policies of casualty and liability insurance to be terminated as of the Closing Date, and Buyer shall be responsible for obtaining its own insurance as of the Closing Date and thereafter. Any deposits for utilities made by Seller shall be refunded to Seller and Buyer shall arrange for any required replacements thereof.

                                  ARTICLE VIII

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        8.1 Buyer's Representations. Buyer represents and warrants to Seller as follows:

             (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business in the State of California, with full power and authority to enter into and comply with the terms of this Agreement;

             (b) Subject to Section 5.4, this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Buyer, are or at the time of Closing will be legal, valid, and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject;

             (c) Except as modified in Section 5.4, neither Buyer's execution and delivery of this Agreement nor Buyer's performance of all obligations hereunder require the consent or approval of any person other than Buyer. Such execution, delivery and performance will not result in a breach of or constitute a default under any indenture, loan or credit agreement, deed of trust, mortgage or other agreement; and

         8.2 Seller's Representations. Seller represents and warrants to Buyer as follows:

             (a) Seller is a corporation duly organized and validly existing, is in good standing and has the authority to own and convey the Property;

             (b) Subject to Section 6.1, this Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Seller, are or at the time of Closing will be legal, valid, and binding obligations of Seller, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject;

             (c) Neither Seller's execution and delivery of this Agreement nor Seller's performance of all obligations hereunder require the consent or approval of any person other than Seller. Such execution, delivery and performance will not result in a breach of or constitute a default under any indenture, loan or credit agreement, deed of trust, mortgage or other agreement.

             (d) Seller has made good faith efforts to locate all books, records, files, and documents which, if provided to Buyer, would constitute Seller's Documents, and has made all books records, files, and documents which, if provided to Buyer would constitute Seller's Documents, available to Buyer for Buyer's inspection and copying as set forth in Section 5.2.

             (e) To Seller's knowledge, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller or any of the tenants under any of the Leases.

             (f) To Seller's knowledge, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller or any of the other parties to the Contracts under the Service Contracts.

             (g) To Seller's knowledge, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property.

             Seller, and Seller's knowledge, as used in subsections 8.2(e), (f) and (g), shall mean the current actual knowledge of Gail Dennis, an individual, an employee of Seller, and are given in her capacity as an employee of said Bank, and not in her individual capacity, and are based solely on a review of the files of the Bank which she hat been able to locate after a good faith search therefor, and no other investigation.

         8.3 Limitation on Liability.

             (a) Buyer and Seller each acknowledge and agree that if prior to the Closing Date it discovers or, in the case of Buyer has discovered through its investigation and due diligence, any information relating to the Property which is not consistent with the representations and warranties made by Seller under this Article VIII, then it shall immediately disclose such information to the other in writing. Buyer shall not be entitled to rely on any representations or warranties which are inconsistent with such information. If Buyer discovers or receives from Seller such information prior to the Closing Date, it may terminate this Agreement as set forth in Section 5.12.

             (b) If Buyer closes the purchase of the Property in accordance with this Agreement, Buyer shall be deemed to have waived any rights or claims as against Seller for any reason related to the Property or Buyer's purchase thereof except for the representations and warranties contained in Section 8.2 above. Buyer further waives any rights or claims arising out of any inaccuracy in the representations and warranties contained in this Article VIII and in any closing documents as to which Buyer has not given written notification to Seller of an asserted breach one hundred and eighty (180) days after the Closing, which notification must describe with specificity the nature of the asserted breach and the amount of the claim. Seller shall have no liability to Buyer for any breach of such representations and warranties except to the extent of the amount that the aggregate amount of all claims under this Agreement exceeds Fifty Thousand Dollars ($50,000), and in no event shall Seller's liability hereunder or in connection with the purchase and sale contemplated hereby exceed Three Hundred Fifty Thousand Dollars ($350,000). Buyer agrees to first seek reimbursement pursuant to any insurance policies (to the extent they provide coverage therefor), Service Contracts and Leases prior to seeking recovery from Seller. Seller shall not be liable hereunder if Seller causes Buyer's claim to be satisfied pursuant to any insurance policy, or pursuant to any of the Service Contracts or from any tenant or tenants pursuant to operating expense pass-through clauses in any Leases or otherwise.

                                   ARTICLE IX

                                   POSSESSION

         Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the rights of tenants listed on the Rent Roll delivered pursuant to Section 5.8.

                                    ARTICLE X

                            OPERATION OF THE PROPERTY

        Seller shall not, after the date hereof and prior to the Closing Date or any earlier termination of this Agreement, enter into or terminate any lease or contract or amendment of lease or contract pertaining to the Property or consent to any sublease or lease assignment to which Seller is not required by the applicable lease to consent without in each case obtaining Buyer's prior written consent thereto, which consent Buyer shall not unreasonably withhold or delay and which shall be deemed given unless denied in writing within five (5) business days after request therefor. Between Seller's execution of this Agreement and the Closing, Seller shall maintain the Property in the manner which it has been maintained prior to the Agreement Date. Without limiting the effectiveness of the foregoing provisions or the other provisions of this Agreement with respect to such Service Contracts, unless Buyer specifically provides Seller with "written notice to the contrary" (as hereinafter defined), in the event of the Closing of the purchase of the Property, Buyer shall not retain the existing employees and management agents of Seller for the Property, and, accordingly, on the Closing, Seller shall (i) cause all management agreements respecting the Property to be terminated, and deliver evidence of such termination to Buyer, and (ii) remove all employees and management personnel from the Property. Buyer's "written notice to the contrary" pursuant hereto shall be made only by delivery to Seller of a copy of a written agreement, lease or letter of employment with or to such employee and/or management agent executed by Buyer. Through the Closing Date, Seller shall maintain or cause to be maintained, at Seller's sole cost and expense, all policies of insurance in amounts currently maintained by Seller with respect to the Property.

                                   ARTICLE XI

                  LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

        11.1 Damage or Destruction.

             (a) In the event that the Improvements are damaged or destroyed by fire or other casualty prior to the Closing Date and such damage or destruction is estimated to cost $250,000 or less in the aggregate to repair or replace (as verified by an architect or contractor reasonably selected by Seller and reasonably approved by Buyer), then the Closing Date shall occur as scheduled without any reduction in the Purchase Price notwithstanding such damage or destruction, and all proceeds of insurance payable to Seller by reason of such damage or destruction shall be paid or assigned to Buyer, and Buyer shall be entitled to a credit towards the Purchase Price for any cost of repair not covered by such insurance (whether by reason of insurance deductible, coinsurance, uninsured casualty or otherwise). It is agreed that in such event Seller shall have no obligation to repair or restore the Property.

             (b) In the event that any of the Improvements are damaged or destroyed by fire or other casualty prior to the Closing Date, and such damage or destruction is estimated to cost more than $250,000 in the aggregate to repair or replace (as verified by an architect or contractor reasonably selected by Seller and reasonably approved by Buyer), then Buyer shall have the option to terminate this Agreement by written notice to Seller within five (5) days after the occurrence of the damage or destruction. In the event of such termination, then neither Buyer nor Seller shall thereafter have any obligations or liabilities hereunder, and the Deposit shall be returned to Buyer. In the event Buyer does not terminate this Agreement in accordance with this Section 11.1(b), the Closing Date shall occur as scheduled without any reduction in the Purchase Price notwithstanding such damage or destruction, and all proceeds of insurance payable to Seller by reason of such damage or destruction shall be paid or assigned to Buyer.* It is agreed that in such event Seller shall have no obligation to repair or restore the Property.

        11.2 Condemnation. In the event that prior to the Closing Date, a governmental entity shall commence any eminent domain proceeding to take any material portion of the Property, then Buyer shall have the option to elect either of the following:

             (a) Terminate this Agreement by written notice to Seller within five (5) days after its receiving notice of such action of condemnation, in which event, neither Buyer nor Seller shall thereafter have any obligations or liabilities hereunder, and the Deposit shall be returned to Buyer. All escrow cancellation charges shall be paid by Buyer and Seller equally; or and Buyer shall be entitled to a credit towards the Purchase Price for any cost of repair not covered by such insurance (whether by reason of insurance deductible, co-insurance, uninsured casualty, or otherwise).

             (b) Elect to proceed with the transaction, in which case the Purchase Price shall not be reduced and Buyer shall be entitled to the net award paid to Seller for such taking, if any, and Seller shall assign and transfer to Buyer all right, title and interest in and to any awards, it being expressly agreed that in such event Seller shall have no obligation to repair or restore the Property or any portion thereof.


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* and Buyer shall be entitled to a credit towards the Purchase Price for any cost of repair not covered by such insurance (whether by reason of insurance deductible, co-insurance, uninsured casualty, or otherwise).

        11.3 REIT. Buyer hereby advises Seller that Buyer is qualified as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended, and that, by reason thereof, the maintaining of such status and the avoiding of any activity which might cause a penalty tax to be applied is of material concern to Buyer. Accordingly, Buyer may request prior to Closing, that Seller modify this Agreement as may be necessary for Buyer to maintain its status as a rear estate investment trust or in order for it to avoid a penalty tax; provided, however, that Seller shall have no obligation to enter into any such modification or amendment that would materially after or affect, in Seller's sole judgment, Seller's rights, duties, or obligations under this Agreement. If Seller declines to modify or amend this Agreement for any reason in a manner which Buyer determines, in the good faith exercise of its reasonable business judgment, is necessary to maintain its status as a real estate investment trust, Buyer shall have the right to terminate this Agreement by written notice delivered to Seller prior to Closing. In the event Buyer exercises such termination right, neither party shall have any further rights or obligations hereunder, or liability to the other, (except with respect to provisions of this Agreement which recite that they survive termination), the Deposit shall be returned to Buyer and all other funds and documents deposited in escrow shall be returned to the party depositing the same.

                                   ARTICLE XII

                                  MISCELLANEOUS

        12.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given upon delivery (or refusal to accept delivery) as indicated on the return receipt, when sent by a recognized private courier company or by United States registered or certified mail, postage prepaid, return receipt requested, or upon sending by facsimile, if so sent by facsimile, and addressed as follows:

If to Seller:                       c/o Wells Fargo Bank, N.A.
                                    707 Wilshire Blvd., W7-22
                                    Los Angeles, CA 90017

                                    Attention: Gail Dennis
                                    (213) 614-4353
                                    (213) 614-4018 (facsimile)

with copies to:                     c/o Wells Fargo Bank, N.A.
                                    707 Wilshire Blvd., W7-22
                                    Los Angeles, CA 90017

                                    Attention: Elyse Weise
                                    (213) 614-3126
                                    (213) 614-3009 (facsimile)
with copies to:                     Washburn, Briscoe and McCarthy
                                    55 Francisco St., Suite 600
                                    San Francisco, CA 94133

                                    Attention:  Richard Rosenthal, Esq.
                                    (415) 421-3200
                                    (415) 421-5044 (facsimile)

If to Buyer:                        Pacific Gulf Properties Inc.
                                    363 San Miguel Dr.
                                    Newport Beach, CA

                                    Attention:  Lonnie P. Nadal
                                    (714) 721-2700
                                    (714) 721-2713

with copies to:                     Cox, castle and Nicholson LLP
                                    2049 Century Park East, 28th Fl.
                                    Los Angeles, CA 90067

                                    Attention: John Kuhl, Esq.
                                    (310) 284-2267
                                    (310) 277-7889 (facsimile)

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

        12.2 Brokers and Finders. In connection with the transaction contemplated by this Agreement, Seller has agreed to pay a brokerage commission to R.B. Allen Commercial (the "Broker"), 695 Town Center Dr., Suite 110, Costa Mesa, CA, 92626. In the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above, Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to protect and indemnify Seller against and hold Seller harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which Seller may sustain or incur by reason of such claim, and Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to protect and indemnify Buyer against and hold Buyer harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which Buyer may sustain or incur by reason of such claim. The Broker represents both the Buyer and the Seller.

        12.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns, except that Buyer's interest under this Agreement may not be assigned, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of Seller, which Seller may give or deny in its sole discretion; provided, however, that Buyer shall have the right to assign this Agreement without the consent or approval of Seller to a person or entity which own a majority of, is majority owned by or is under common majority ownership with Buyer.

        12.4 Amendments. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

        12.5 Interpretation. Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

        12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        12.7 Merger of Prior Agreements. This Agreement and the exhibits hereto constitute the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior and contemporaneous agreements and understandings between the parties hereto relating to the subject matter hereof, including without limitation the letter dated April 8, 1996, from Seller to Buyer with respect to the Property.

        12.8 Attorneys' Fees. In the event either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement or any other agreement or document executed in connection with this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys, fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes and costs of enforcing any judgment).

        12.9  Time of the Essence. Time is of the essence of this Agreement.

        12.10 Confidentiality. Except for such attorneys, accountants, investment advisors, underwriters, lenders and others as are reasonably required to evaluate and consummate the transaction contemplated by this Agreement, unless, and to the extent, required by law, all information, studies and reports relating to the property obtained by Buyer, either by the observations and examinations of its agents and representatives or as disclosed to it by Seller, shall remain confidential and if the transaction contemplated herein fails to close for any reason, Buyer shall deliver to Seller, and Seller shall reimburse Buyer for the cost thereof, all such information, reports and studies, and Buyer shall make no further distributions or disclosures of any such information, reports and studies. Except to the extent legally required, Buyer and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that no publicity or press release to the general public with respect to this transaction shall be made by either party without the prior written consent of the other party. Nothing in this Paragraph
12.10 shall prevent Buyer from disclosing or accessing any information otherwise deemed confidential under this paragraph, (a) in connection with Buyer's enforcement of its rights hereunder, or (b) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement.

        12.11 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        12.12 Further Acts. Each party shall, at the request of the other, execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

        12.13 Agreement Not to Benefit Third Parties. This Agreement is made for the sole benefit of Seller and Buyer, and no other person shall be deemed to have any privity of contract under this Agreement nor any right to rely on this Agreement to any extent for any purpose whatsoever, nor have any right of action of any kind on this Agreement nor be deemed to be a third party beneficiary under this Agreement.

        12.14 Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law; provided that the invalidity of such provision does not materially adversely affect the benefits accruing to any party hereunder.

        12.15 Damages. In no event shall Section 2.4 of this Agreement limit the damages recoverable by either party against the other party due to (a) the other party's obligation to indemnify such party in accordance with this Agreement, or (b) third party claims.

         12.16 Counterparts. This Agreement and all documents and agreements executed in connection herewith may be executed simultaneously or in any number of counterparts, each of which shall be deemed an original as to the party whose signature it bears, but all of which together shall constitute one and the same Agreement.

         12.17 Survival of Representations and Warranties. All indemnifications, representations and warranties of Buyer and Seller under this Agreement and in any documents, certificates or statements delivered pursuant hereto shall survive the execution and delivery of the Deed and the transfer of title, or the termination of this Agreement.

         12.18 Form 1099-S. For the purpose of complying with Section 6045 of the Internal Revenue Code of 1996, as amended, Escrow Holder shall be deemed the "person responsible for closing the transaction," and shall be responsible for obtaining information necessary to file with the Internal Revenue Service Form 1099-S (Statement for Recipients of Proceeds From Real Estate, Broker and Barter Exchange Transactions).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         Seller: WELLS FARGO BANK, N.A., AS SUCCESSOR TRUSTEE TO FIRST INTERSTATE BANK, TRUSTEE OF TRUST NO. 84000012-000

                                            By: ______________________________

                                            Its: _____________________________

         Buyer:                             PACIFIC GULF PROPERTIES INC., a

                                            corporation

                                            By: ______________________________

                                            Its: _____________________________

                                            By: ______________________________

                                            Its: _____________________________